Exhibit 99.1


Financial Contact: David C. Meek           Media Contact: Toni M. Cauble
                   Chief Financial Officer                VP - Public Relations
                   706.645.4322                           706.645.4879


                 WESTPOINT STEVENS INC. POSTPONES ANNUAL MEETING


WEST POINT, GEORGIA (April 3, 2000) -- WestPoint Stevens Inc. (NYSE:WXS) today announced that the Company's Annual Meeting of Stockholders, scheduled to be held May 10, 2000, has been postponed in order to prepare for a Special Meeting of Stockholders to be scheduled at a later date. At the Special Meeting, the stockholders will consider and vote on a proposal to adopt and approve the Plan of Recapitalization previously announced by the Company on March 24, 2000. The Company also announced that its Annual Report on Form 10-K has been filed with the Securities and Exchange Commission and is available free of charge upon request to WestPoint Stevens, Public Relations Department, 507 West Tenth Street, West Point, Georgia 31833 or by calling 706.645.4122. The Company further announced that its 1999 Annual Report to Shareholders will be distributed to its stockholders during the fourth week of April.

WestPoint Stevens Inc. is a home fashions consumer products marketing company, with a comprehensive line of Company-owned and licensed brands for the bedroom and bathroom. The Company is vertically integrated and is the nation's leading manufacturer and marketer of bed linens, towels, comforters and other accessories that are sold in retail outlets throughout the world. WestPoint Stevens' home fashions consumer products are marketed under the well-known brand names of GRAND PATRICIAN, PATRICIAN, MARTEX, UTICA, STEVENS, LADY PEPPERELL and VELLUX, and under licensed labels including RALPH LAUREN HOME COLLECTION, SANDERSON, DESIGNERS GUILD, ESPRIT, JOE BOXER and SERTA PERFECT SLEEPER. WestPoint Stevens can be found on the World Wide Web at www.westpointstevens.com.

Safe Harbor Statement: Except for historical information contained herein, the matters set forth in this press release and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and are subject to the safe harbor provisions of that Act. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statements. These risks and uncertainties, and assumptions concerning the Company's future operations and performance, could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements will prove to be accurate.


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